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                   WAREHOUSING CREDIT AND SECURITY AGREEMENT


         THIS WAREHOUSING CREDIT AND SECURITY AGREEMENT (the "Agreement"), dated as of July 17, 1997 by and among PREMIER MORTGAGE CORPORATION, d/b/a PMC MORTGAGE ("PMC") and RF PROPERTIES CORP. ("RF Properties"), each a corporation organized and existing under the laws of New York, having its principal office at 66 Power House Road, Roslyn Heights, New York 11577 (PMC and, RF Properties, are hereinafter collectively referred to as the "Company" or the "Borrower"), PNC MORTGAGE BANK, NATIONAL ASSOCIATION, a national bank organized under the laws of the United States having an office at 75 North Fairway Drive, Vernon Hills, Illinois 60061 ("PNC") and LASALLE NATIONAL BANK, a national banking association, having an office at 135 South LaSalle Street, Chicago, Illinois 60603("LaSalle"), PNC and LaSalle are collectively referred to in this Agreement as the "Banks" and PNC as agent hereunder for the Banks is referred to in this Agreement as the "Agent".

         WHEREAS, the Company has requested the Banks to extend a revolving warehousing line of credit to the Company and the parties desire to set forth herein the terms and conditions under which Advances shall be made and security shall be provided for the repayment thereof as set forth in this Agreement;

         WHEREAS, the Banks have appointed PNC as agent, and PNC has agreed to serve as agent for the Banks hereunder;

         NOW, THEREFORE, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

         Section 1.1       Defined Terms.

         Capitalized terms defined below or elsewhere in this Agreement (including the Exhibits hereto) shall have the following meanings:

         "Adjustable Rate Mortgage (ARM) Loan" means a Mortgage Loan in which the interest rate is adjusted periodically according to a preselected index.

         "Adjusted Tangible Net Worth" means with respect to any Person at any date, the Tangible Net Worth of such person at such date minus capitalized service fees, plus that portion of Subordinated Debt with initial term greater than one year, plus the product obtained by multiplying one hundred basis points (0.0100) times the principal balance of Mortgage Loans being serviced at such date by the Company.

         "Advance" means a disbursement by the Banks under the Commitment, including readvances of funds previously advanced to the Company and repaid to the Banks.

         "Advance Request" has the meaning set forth in Section 2.2(b) hereof.

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         "Affiliate" has the meaning set forth in Rule 12b-2 of the General
Rules and Regulations under the Exchange Act.

         "Agent" has the meaning set forth in the Recitals hereof.

         "Agent-Related Persons" means PNC and any successor agent arising under Section 11.10, together with their officers, directors, employees, agents and attorneys-in-fact.

         "Agreement" means this Warehousing Credit and Security Agreement, either as originally executed or as it may from time to time be supplemented, modified or amended.

         "Banks" has the meaning set forth in the Recitals hereof.

         "Base Rate" has the meaning set forth in Section 2.7 (b) hereof.

         "Borrowing" means a borrowing hereunder consisting of Advances made to the Company on the same day by the Banks under Article II.

         "Borrowing Date" means any date on which a Borrowing occurs under
Article II.

         "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of Illinois.

         "Certificate of Sale" means a certificate of sale, sheriff's certificate, certificate of purchase, trustee's deed or comparable document under applicable state law, issued to Borrower pursuant to and in accordance with such applicable state law following the foreclosure sale of real property securing a Foreclosure Loan to evidence or confirm the purchase of such real property at such sale (subject to any applicable rights of redemption) by the Borrower, FHA, VA, or a private mortgage insurance company.

         "Closing Date" means the date on which all the conditions precedent set forth in Section 4.1 are satisfied or waived by the Banks.

         "Collateral" has the meaning set forth in Section 3.1 hereof.

         "Collateral Documents" has the meaning set forth in Section 2.2(c) hereof.

         "Commitment" means Thirty Million Dollars ($30,000,000) or such amount to which such limit may be reduced hereunder.

         "Company" has the meaning set forth in the Recitals hereof.


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         "Conventional Mortgage Loan" means a Mortgage Loan other than a
FHA-insured or VA-guaranteed Mortgage Loan.

         "Custodian" means the organization which holds documents relating to pooled Mortgage Loans on the Company's and GNMA's, FNMA's or FHLMC's behalf.

         "Debt" means, with respect to any Person, at any date (a) all indebtedness or other obligations of such Person which, in accordance with GAAP, would be included in determining total liabilities as shown on the liabilities side of a balance sheet of such Person at such date; (b) all indebtedness or other obligations of such Person for borrowed money or for the deferred purchase price of property or services; (c) all indebtedness or other obligations of any other Person for borrowed money or for the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, to pay or advance money or property as guarantor, endorser, or otherwise (except as endorser of negotiable instruments for collection in the ordinary course of business), or which such Person has agreed to purchase or otherwise acquire; and (d) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by a Lien on any property owned or being purchased by such Person (even though such Person has not assumed or otherwise become liable for the payment of such indebtedness) to the extent that such indebtedness would not be otherwise counted as a liability for purposes of determining the Tangible Net Worth of such Person and to the extent that such indebtedness does not exceed the net book value for such property.

         "Default" means the occurrence of any event or existence of any condition which, but for the giving of notice, the lapse of time, or both, would constitute an Event of Default.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

         "Event of Default" means any of the conditions or events set forth in
Section 8.1 hereof.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

         "Federal Funds Rate" means the average weighted rate of interest at which federal fund transactions with member banks of the Federal Reserve are traded, as published on the next succeeding Business Day by the Federal Reserve Bank of New York.

         "FHA" means The Federal Housing Administration of the United States Department of Housing and Urban Development and any successor thereto.

         "FHLMC" means The Federal Home Loan Mortgage Corporation and any successor thereto.

         "FICA" means the Federal Insurance Contributions Act.

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         "FNMA" means The Federal National Mortgage Association and any successor thereto.

         "Foreclosure Advance Rate" has the meaning set forth in Section 2.1(c) hereof.

         "Foreclosure Loan" means a Mortgage Loan with respect to which the following is accurate and complete (and the Company by requesting an Advance for such Mortgage Loan shall be deemed to so represent and warrant to the Banks at and as of the date of such request for an Advance):

         (a) the holder of the Mortgage Note relating to such Mortgage Loan has completed all required actions, and all required judicial judgments, orders or certificates, if any, have been issued by the court of competent jurisdiction, such that such holder of such Mortgage Note is the owner is fee simple absolute of the Property subject to such Mortgage Loan.

         (b) all redemption rights or other similar rights or periods pursuant to which the maker of the Mortgage Note may reclaim the property subject to the Mortgage Loan or may otherwise reinstate the Mortgage have expired and terminated; and

         (c) the Advance is for the purchase of real property containing one-to four family residences.

         "Foreclosure Receivables" means any and all reimbursement rights and other rights to payment of the Company, and all amounts payable to the Company, under, as proceeds of or otherwise in connection with Foreclosure Loans, including without implied limitation, all claims against VA, FHA or private mortgage insurance companies, and the proceeds of the related foreclosure sale.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

         "Gestation Repo" means a Mortgage Loan eligible for a repurchase agreement covering the time between the date the issuing Custodian submits documents to GNMA, FNMA, or FHLMC for initial pool certification and the date the new security is actually issued.

         "GNMA" means Government National Mortgage Association or any successor thereto.

         "Guarantors" means Ronald Friedman and Robert Friedman.

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         "HUD" means the United States Department of Housing and Urban
Development or any successor thereto.

         "Indemnified Liabilities" has the meaning set forth in Section 9.3 hereof.

         "Insurer" means FHA, VA or a private mortgage insurer, as applicable.

         "Internal Revenue Code" means the Internal Revenue Code of l986, or any subsequent federal income tax law or laws, as any of the foregoing have been or may from time to time be amended.

         "Investor" means FNMA, FHLMC or GNMA or a financially responsible private institution (which is deemed acceptable by the Banks in its sole discretion) purchasing Mortgage Loans from the Company pursuant to a Purchase Commitment.

         "Jumbo Loan" means a Mortgage Loan in excess of applicable FNMA or FHLMC limits, not to exceed $600,000 without prior written approval of the Banks.

         "Libor Interest Period" means, with respect to any Advance bearing interest for any Libor Interest Period, in any given month, the rate determined by the Bank to be the monthly average rate per annum, for the previous month, offered on the London Interbank Offering Market for eurodollar deposits in an amount approximately equal to the amount of the Advance, and for a contract term of one (1) day (overnight), adjusted for the Banks' reserve requirements and rounded to the next highest 1/16 of 1%.

         "Libor" means the period of one day (overnight) commencing on the date of disbursement of an Advance bearing interest at the Libor and each successive period of one day (overnight) thereafter; provided, that if a Libor Interest Period would end on a day which is not a Business Day, it shall end on the next succeeding Business Day, unless such day falls in the succeeding calendar month in which case the Libor Interest Period shall end on the next preceding Business Day. In no event shall any Libor Interest Period end on a day after the expiration date as set forth in Section 2.9(a).

         "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

         "Loan" means an extension of credit by a Bank to the Company under
Article II in the form of an Advance.

         "Margin Stock" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

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         "Mortgage" means either (1) a first-lien mortgage, deed of trust, security deed or similar instrument on improved real property; or (2) a second-lien mortgage, deed of trust, security deed or similar instrument on improved real property.

         "Mortgage Loan" means any loan evidenced by a Mortgage Note, including a Foreclosure Loan as defined herein. A Mortgage Loan, unless otherwise expressly stated herein, means a Residential Mortgage Loan.

         "Mortgage Loan Documents" means the Mortgage, Mortgage Note, credit and closing packages, disclosures, and all other files, records and documents necessary to establish the eligibility of the Mortgage Loans for mortgage insurance or guarantee by an Insurer or for purchase by an Investor.

         "Mortgage Note" means a note secured by a Mortgage and evidencing a Mortgage Loan.

         "Mortgage Note Amount" means the outstanding unpaid principal amount of a Mortgage Note at the time such Mortgage Note is pledged to the Banks.

         "Multiemployer Plan" means a "Multiemployer Plan" as defined in
Section 4001(a)(3) of ERISA which is maintained for employees of the Company or a Subsidiary of the Company.

         "Nonconforming Mortgage Loan" means a Mortgage Loan the original principal amount of which does not exceed Six Hundred Thousand Dollars ($600,000) and which does not conform to the eligibility requirements of FNMA or FHLMC with respect to the credit rating of the mortgagor, but which is underwritten and approved under Investor guidelines prior to funding. ,

         "Notes" has the meaning set forth in Section 2.5 hereof.

         "Notices" has the meaning set forth in Article XII hereof.

         "Officers' Certificate" means a certificate executed on behalf of the Company by its chief financial officer or its treasurer.

         "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

         "Plans" has the meaning set forth in Section 5.12 hereof.

         "Pledged Mortgages" has the meaning set forth in Section 3.1 (a) hereof.

         "Pro Rata Share" means, as to each of PNC and LaSalle at any time, a percentage equivalent to fifty percent (50%).

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         "Purchase Commitment" means a written commitment, in form and substance satisfactory to the Banks, issued in favor of the Company by an Investor pursuant to which that Investor commits to purchase one or more Mortgage Loans, along with the related correspondent or whole loan purchase agreement by and between the Company and the Investor, in form and substance satisfactory to the Banks, governing the terms and conditions of any such purchases.

         "Redemption Amount" has the meaning set forth in Section 3.3 hereof.

         "Residential Mortgage Loan" means a Mortgage Loan secured by a Mortgage covering improved real property containing a one-to four-family residence.

         "Servicing Contracts" means the rights and obligations of the Company, as servicer, pursuant to the Servicing Contracts identified on Schedule B attached hereto or made part hereof, as the same may be revised from time to time, or such other servicing contracts to which Company is or may be a party, to administer, collect the payments for the reduction of principal and application of interest, pay taxes and insurance, remit collected payments, provide foreclosure services, provide full escrow administration and any other obligations required by any Investor or Insurer in, of or for the Mortgage Loans pursuant to the Servicing Contracts, together with the right to receive the servicing fees and any ancillary fees arising from or connected to the Mortgage Loans.

         "Statement Date" has the meaning set forth in Section 4.1(a)(7) hereof.

         "Subordinated Debt" means Debt of the Company which has been subordinated as provided in Sections 4.1(b) or 6.10 hereof.


         "Subsidiary" means any corporation, association or other business entity in which more than fifty percent (50%) of the total voting power or shares of stock entitled to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof.

         "Tangible Net Worth" means with respect to any Person at any date, the excess of the total assets over total liabilities of such Person on such date, each to be determined in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in Section
5.4 hereof, plus that portion of Subordinated Debt not due within one year of such date plus the reserve for loan losses, provided that, for purposes of this Agreement, there shall be excluded from total assets, those assets of any Person which the Banks may deem non-acceptable, or, if such Person were a HUD mortgagee, would be deemed by HUD to be non-acceptable, in calculating adjusted net worth in accordance with its requirements in effect as of such date, as such requirements appear in the "Audit Guide for Audit of Approved Non-Supervised Mortgagees."

         "VA" means the Department of Veterans Affairs and any successor thereto.

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         "Wet Settlement" means a closing or settlement of a Residential
Mortgage Loan wherein the Banks are requested to make an advance to the Company based upon delivery of the Collateral Documents to a third person as agent for or on behalf of the Banks, but prior to examination of the Collateral Documents by the Banks.

         Section 1.2       Other Definitional Provisions.

         1.2(a) Accounting terms not otherwise defined herein shall have the meanings given them under GAAP.

                  1.2(b) Defined terms may be used in the singular or the plural, as the context requires.

                                  ARTICLE II
                                  THE CREDIT

         Section 2.1       The Commitment.

                  2.1(a) Subject to the terms and conditions of this Agreement and provided no Default has occurred and is continuing, each Bank severally agrees, from time to time during the period from the date hereof to the expiration date (unless such period is earlier determined pursuant thereto) to make Advances to the Company or its designee in an aggregate amount not to exceed such Bank's Pro Rata Share of the Commitment. The aggregate amount advanced by each Bank in any one (1) day shall not exceed fifty percent (50%) of such Bank's Pro Rata Share of the Commitment. Within the Commitment, the Company may borrow, repay and reborrow. The total principal amount outstanding for Advances shall not exceed Thirty Million Dollars ($30,000,000).

                  2.1(b) Advances shall be used by the Company solely for the purpose of (i) funding the origination of Mortgage Loans; and (ii) for the purpose of repurchasing and carrying Foreclosure Loans. Advances shall be made at the request of the Company, in the manner hereinafter provided in Section
2.2 against the pledge of such Mortgage Loans and Foreclosure Loans. Except as provided in Section 2.2(c)(ii), no Advance shall be made against any Mortgage Loan which is not covered by a Purchase Commitment. Such Purchase Commitment shall include a direction by the Company to the Investor of such Mortgage Loan to pay the purchase price of such Mortgage Loan to the Agent.

                  2.1(c) With respect to Advances for the origination of Mortgage Loans, no Advance shall exceed ninety-eight (98%) of the lowest of
(i) the Mortgage Note Amount; (ii) the committed purchase price set forth in the Purchase Commitment for the related Mortgage Loan which is originated with the proceeds of such Advance; or (iii) the book value (net investment) of such Mortgage Loan. Notwithstanding the immediately preceding sentence, with respect to Advances for the origination of Nonconforming Mortgage Loans and second-lien Mortgage Loans, no Advance shall exceed ninety-six percent (96%) of the lowest of (i) the Mortgage Note Amount; (ii) the committed purchase price set forth in the Purchase Commitment for the related Nonconforming Mortgage Loan or second-lien Mortgage Loan which is originated with the proceeds of such Advance; or (iii) the book value (net investment) of such Nonconforming Mortgage Loan or second-lien Mortgage Loan. Notwithstanding the immediately preceding two sentences, with respect to Advances for the repurchasing and carrying of Foreclosure Loans, no Advance shall exceed seventy percent (70%) (such percentage, as adjusted as hereinafter set forth, is referred to as the "Foreclosure Advance Rate") of the lesser of (x) the appraised value of the real property subject to the Mortgage or (y) the current outstanding principal balance for the related Foreclosure Loan.

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                  2.1(d) The aggregate amount of Advances made by each Bank
for repurchasing and carrying Foreclosure Loans shall not exceed such Bank's Pro Rata share of Five Million Dollars ($5,000,000), at any time.

                  2.1(e) The aggregate amount of Advances made by each Bank for Jumbo Loans shall not exceed such Bank's Pro Rata Share of Four Million Five Hundred Thousand Dollars ($4,500,000), at any time.

                  2.1(f) The aggregate amount of Advances made by each Bank for Wet Settlement shall not exceed such Bank's Pro Rata Share of Nine Million Dollars ($9,000,000), at any one time.

                  2.1(g) The aggregate amount of Advances made by each Bank for Nonconforming Mortgage and second-lien Mortgage Loans shall not exceed such Bank's Pro Rata Share of Three Million Dollars ($3,000,000).

         Section 2.2       Procedures for Obtaining Advances.

         Section 2.2(a) The Company may obtain an Advance hereunder, subject to the satisfaction of the conditions set forth in Sections 4.1 and 4.2 hereof, upon compliance with the procedures set forth in this Section 2.3.

         Section 2.2(b) Requests for Advances shall be initiated by the Company by delivering to the Agent a completed and signed request for an Advance (an "Advance Request") on the then current form therefor provided by the Agent. The current form in use by the Agent for the origination of Mortgage Loans is set forth in Exhibit C hereto. The current form in use by the Agent for the purchase and carrying of Foreclosure Loans is set forth in Exhibit C-1 hereto. The Agent shall have the right to require or supplement approved forms of Advance Request by giving notice thereof to the Company.

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                  2.2(c) (i) The procedures to be followed by the Company in making an Advance Request for the origination of Mortgage Loans, and the documents relating to the Collateral described in the Advance Request (the "Collateral Documents") required to be delivered to the Agent, shall consist of those set forth in the following described Exhibit attached hereto and hereby made a part hereof: "Procedures and Documentation for Warehousing Residential Mortgage Loans" as set forth in Exhibit D hereto. Unless the related Advance is no longer outstanding, the Company shall deliver the remaining Collateral Documents, as set forth in the aforementioned Exhibit D, to be furnished to the Agent within five (5) Business Days after the date of the Wet Settlement; (ii) The procedures to be followed by the Company in making an Advance Request for the carrying of Foreclosure Loans, and the Collateral Documents required to be delivered to the Agent, shall consist of those set forth in the following described Exhibit attached hereto and hereby made a part hereof: "Procedures and Documentation for Warehousing Residential Foreclosure Loans" as set forth in Exhibit D-1 hereto; and (iii) The Agent and Banks shall have the right, on not less than three (3) Business Days' prior notice to the Company, to modify said Exhibit(s) to conform to current legal requirements or Banks' practices, and as so modified, said Exhibit(s) shall be deemed a part hereof.

                  2.2(d) Before funding any Advance, the Agent shall have a reasonable time to examine each Advance Request and the Collateral Documents to be delivered prior to the Advance, as set forth in Exhibits D and D-1 hereto, and may reject such of them as do not meet the requirements of this Agreement or with respect to Mortgage Loans, or the related Purchase Commitment.

                  2.2(e) Upon receipt by the Agent of the Advance Request, the Agent will notify the Banks of the Borrowing Date, the amount of Advance requested, the interest rate, and each Bank's Pro Rata Share of the Advance, as the case may be. No later than 4:00 p.m. (Chicago, Illinois time) on the day of any funding, each Bank will make the amount of its Pro Rata Share of each Advance to be made by such Bank on such day available to the Agent in immediately available funds for the account of the Company at the following account or such other account as the Agent may specify in writing: PNC Mortgage Bank, N.A.; Location: _______________________; ABA # _______________
for the account: Warehouse Lending; Reference # _______________ for further credit Premier Mortgage Corporation.

                  2.2(f) To make an Advance, the Agent shall wire funds to the Company or authorize payment of the Company's draft upon compliance by the Company with the terms of this Agreement; and (ii) immediately thereafter debit said account for the amount of the Advance and transmit such amount in accordance with the procedures described herein.

                  2.2(g) All Advances under this Agreement shall constitute a single indebtedness and all of the Collateral shall be security for the performance of all obligations of the Company to the Banks.


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         Section 2.3 Payments to Banks and Agent. (a) Unless the Agent
receives notice from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, prior to or on the date of such Borrowing, that such Bank will not make available as and when required hereunder to the Agent for the account of the Company the amount of that Bank's Pro Rata Share of the Borrowing, the Agent may assume that each Bank has made such amount available to the Agent in immediately available funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Company such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Bank with respect to amounts owing under this Section 2.4(a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify the Company of such failure to fund and, upon demand by the Agent, the Company shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time of the Loans comprising such Borrowing plus any late charges which may be payable hereunder.

         (b) The failure of any Bank to make any Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any Borrowing Date.

         (c) If and to the extent that the Agent has not made a payment to a Bank as and when due hereunder, then such payment shall be made on the next Business Day, together with interest at the Federal Funds Rate from the date due until the date paid.

         Section 2.4 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro-Rata Share (or other share contemplated hereunder), such Bank shall immediately (a) notify the Agent of such fact, and (b) pay such amount to the other Bank.

         Section 2.5 Notes. The Company's obligation to pay the principal of and interest on, all Advances made by the Banks shall be evidenced by promissory notes (the "Notes") of the Company, dated as of the date hereof substantially in the forms of Exhibit A and A-1 attached hereto. The term "Notes" shall include all extensions, renewals, and modifications of the Notes and all substitutions therefor. All terms and provisions of the Notes are incorporated herein.


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         Section 2.6       Interest & Transaction Fees - Advances.

                  2.6(a) Except for Advances for ARM Loans, the unpaid amount of each Advance shall bear interest from the date of such Advance until paid in full at a rate of interest per annum (computed on the basis of a year of 360 days and the actual number of days elapsed) equal to the sum of (i) Libor plus (ii) two and one quarter percent (2.25%) per annum. The unpaid amount of each Advance for ARM Loans shall bear interest from the date of such Advance until paid in full at a rate of interest per annum (computed on the basis of a year of 360 days and the actual number of days alapsed) equal to the sum of
(i) Libor plus (ii) two percent (2.0%) per annum.

                  2.6(b) The Company shall pay to the Agent for its own account (and not for the account of the Banks), a transaction fee equal to Twenty Dollars ($20.00) for each Advance processed by check and Twenty-Five Dollars ($25.00) for each Advance processed by wire under the terms of this Agreement.

                  2.6(c) Interest on each Advance shall be payable upon the earlier to occur of (i) thirty (30) days from the date of such Advance; or
(ii) the purchase by an Investor of the Mortgage Loan with respect to which the Advance was made. Subject to the immediately preceding sentence, all interest and transaction fees will be deducted from the proceeds remitted from the Investor to the Banks on each Mortgage Loan, or from proceeds remitted from VA, FHA or private mortgage insurance companies, and the proceeds of the related foreclosure sale on each Foreclosure Loan. All accrued interest shall be due and payable in full upon the earlier of the expiration or termination date or upon sale of the Mortgage Loan to the Investor.

         Section 2.7       Provisions Regarding Libor.

                  2.7(a) The holder of any Notes is hereby authorized to record the date and amount of each payment of principal and interest, and applicable interest rates and other information with respect thereto, on the schedules annexed to and constituting a part of the Notes and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that the failure to make a notation or the inaccuracy of any notation shall not limit or otherwise affect the obligations of the Company hereunder or thereunder.

                  2.7(b) If the Agent or any Bank determines (which determination shall be final and conclusive) that, by reason of circumstances affecting the interbank eurodollar market generally, deposits in dollars (in the applicable amounts) are not being offered to banks in the interbank eurodollar market for the selected term, or adequate means do not exist for ascertaining the Libor, then the Agent shall give notice thereof to the Borrower. Thereafter until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (a) the availability of Advances bearing interest at Libor shall be suspended, and (b) the interest rate for all Advances then bearing interest at Libor shall be converted to the Base Rate (as hereinafter defined) at the expiration of the then current Libor Interest Period.

                            In addition, if after the date of this Agreement,
Agent or any Bank shall determine (which determination shall be final and conclusive) that any enactment, promulgation or adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by a governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Banks with any guideline, request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for the Banks to make or maintain or fund Advances based upon Libor, the Agent shall notify the Borrower. Upon receipt of such notice, until the Agent notifies the Borrower that the circumstances giving rise to such determination no longer apply, (a) the availability of Advances based upon Libor shall be suspended, and (b) the interest rate on all Advances then bearing interest based upon Libor shall be converted to the Base Rate either (i) on the last day of the then current Libor Interest Period if the Banks may lawfully continue to maintain Advances based upon Libor. As used herein, the "Base Rate" shall mean the rate of interest from time to time established and publicly announced by the Agent in its sole discretion as its then applicable base rate of interest to be used as an index in determining actual interest rates to be charged to certain of the Agent's borrowers. The Base Rate will be adjusted as of the effective date of each change in the Base Rate.

                  2.7(c) The Borrower shall indemnify the Agent and each Bank against all liabilities, losses or expenses (including loss of margin, any loss or expense incurred in liquidating or employing deposits from third parties and any loss or expense incurred in connection with funds acquired by each Bank to fund or maintain Advances bearing interest based upon Libor which such Bank sustains or incurs as a consequence of any attempt by the Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or in part any notice given to the Agent or such Bank to request, convert, renew or repay any such Advance. If any Bank sustains or incurs any such loss, it shall notify the Borrower of the amount determined by such Banks to be necessary to indemnify such Bank for such loss or expense (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Bank deems appropriate). Such amount shall be due and payable by the Borrower ten (10) days after such notice is given.

         Section 2.8       Principal Payments - Advances.

                  2.8(a) The outstanding principal amount of each Advance shall be payable in full upon the earliest to occur of (i) demand, (ii) the occurrence of any event described in this Section 2.8(c) hereof with respect to such Advance or (iii) expiration or termination of the Commitment.

                  2.8(b) The Company shall have the right to prepay the outstanding Advances in whole or in part, from time to time, without premium or penalty or advance notice.

                  2.8(c) The Company shall be obligated to pay to the Banks, without the necessity of prior demand or notice from the Banks, and the Company authorizes the Banks to charge its account for, the amount of any outstanding Advance against a specific Mortgage Loan, upon the occurrence of any of the following events:

                            (1) Sixty (60) calendar days elapse from the date
the Mortgage Loan with respect to which the Advance was made was delivered to an Investor for examination and purchase, without the purchase being made unless an extension of an additional thirty (30) calendar days is granted by the Banks in its sole discretion, in which case repayment would be required ninety (90) calendar days from the time of the advance;

                            (2) Ten (10) calendar days elapse from the date
the Investor rejects for purchase the Mortgage Loan with respect to which the Advance was made;

                            (3) One (1) Business Day elapses from the date the
Collateral Documents relating to a Mortgage Loan against which an Advance was made, were required to be received by the Banks without the actual receipt thereof, or such Collateral Documents, upon examination by the Banks, are found not to be in compliance with the requirements of this Agreement or the related Purchase Commitment;

                            (4) Ten (10) Business Days elapse from the date a
Collateral Document was delivered to the Company for correction or completion, without being returned to the Agent;

                            (5) Except for Foreclosure Loans, a default occurs
under the Mortgage Loan with respect to which such Advance was made and remains uncured for a period of thirty (30) days;

                            (6) Ninety (90) days elapse from the date an
Advance was made with respect to a Foreclosure Loan; or

                            (7) Upon sale of the Mortgage Loan.

Upon making such payment to the Banks, the Company shall be deemed to have redeemed such Mortgage Loan from pledge, and the Collateral Documents relating thereto shall be released by the Agent to the Company or to the Investor.

         Section 2.9       Expiration and/or Termination of Commitment.

                  2.9(a) Unless terminated earlier as permitted hereunder, the Commitment shall expire of its own term, and without the necessity of action by Agent or the Banks on May 31, 1998.

                  2.9(b) The Banks shall have the right, without cause, at any time to terminate this Agreement on not less than sixty (60) days' notice to the Company.

                  2.9(c) The Banks shall have the right to terminate this Agreement and any line of credit extended to the Company pursuant to the terms of this Agreement, upon any adverse material change in the Company's financial condition as determined by the Banks in their sole discretion during the term of this Agreement. Such an adverse change of financial condition will include, but not be limited to the occurrence of any one or more of the events listed in Section 8.1 hereto.

                  2.9(d) The Banks shall have the right from time to time and in their sole discretion, to extend the term of this Agreement. The length of any such extension shall also be determined in the Banks' sole discretion. Such extension may be made subject to the renegotiation of the terms hereunder and to any other such conditions as the Banks may deem necessary. Under no circumstances shall such an extension by the Banks be interpreted or construed as the Banks' forfeiture of any of its rights, entitlements or interest created hereunder. The Company acknowledges and understands that the Banks are under no obligation whatsoever to extend the term of this Agreement beyond its expiration date as originally stated in this Agreement.

         Section 2.10      Method of Making Payments; Reductions in Commitment.

                  2.10(a) Except as otherwise specifically provided herein, all payments hereunder shall be received by the Banks on the date when due and shall be made in lawful money of the United States of America in immediately available funds at the office of the Agent, at 75 North Fairway Drive, Vernon Hills, Illinois 60061, or at such other place as the Agent or the Banks from time to time shall designate. Whenever any payment to be made hereunder or under the Notes shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and, with respect to payments of principal, the interest thereon shall be payable at the applicable rate during such extension. Funds received by the Agent after 2:00 p.m. (Chicago, Illinois time) on a Business Day shall be deemed to have been paid by the Company on the next succeeding Business Day.

                  2.10(b) The Company shall have the right, at any time and from time to time, effective as of the first day of any calendar month, to terminate in whole or permanently reduce in part, without premium or penalty, the amount of the Commitment in excess of the then outstanding principal amount of all Advances hereunder. The Company shall give written notice to the Agent designating the date of such termination or reduction not less than five
(5) Business Days' prior to the date such termination or reduction is to take effect, and the amount of any partial reduction of the Commitment shall be in an aggregate minimum amount of One Million Dollars ($1,000,000) or integral multiples of One Hundred Thousand Dollars ($100,000) in excess of that amount.

         Section 2.11 Late Payment Fees. In the event the Company fails to make any payment (whether of principal, interest or any other sum) on the date such payment is due and payable hereunder or under the Notes, and such failure continues for more than five (5) days, the Company shall pay to the Agent, for the account of each Bank, upon demand therefor, a late payment fee equal to five percent (5%) of the amount of such payment.

         Section 2.12      Net Payments; Reduced Return.

                  2.12(a) All payments with respect to any Advance shall be made in such amounts as may be necessary in order that all such payments after withholding for or on account of any present or future taxes, levies, imports, duties or other similar charges of whatsoever nature imposed by any government or any political subdivision or taxing authority hereof, other than any taxes on or measured by the net income of the Banks pursuant to the state, federal and local tax laws of the jurisdiction where the Banks' principal office or offices or lending office or offices are located, compensate Banks for any additional cost or reduced amount receivable of making or maintaining advances as a result of such taxes, imports, duties or other charges.

                  2.11(b) If, after the date hereof, any Bank shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on any Bank capital as a consequence of its obligations hereunder to a level below that which any Bank could have achieved but for such adoption, change or compliance (taking into consideration the Banks' policies with respect to capital adequacy) by an amount deemed by any Bank to be material, then from time to time, within 30 days after demand by any Bank the Company shall pay to the Banks such additional amount or amounts as will compensate the Banks for such reduction. Compensation due the Banks under this subsection (b) will only accrue after the Banks has notified the Company of any event of which it has knowledge, occurring after the date hereof, which will entitle the Banks to compensation pursuant to this subsection (b). A certificate of the Banks claiming compensation under this subsection (b) and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Banks may use any reasonable averaging and attribution methods.

                                  ARTICLE III
                                  COLLATERAL

         Section 3.1 Assignments and Grant of Security Interest. As security for the payment of the Notes and for the performance of all of the Company's obligations hereunder, the Company hereby grants to the Agent a security interest in all rights and interest of the Company in and to the following described property (collectively, the "Collateral"):

                  3.1(a) All Mortgage Loans, including all Mortgage Notes and Mortgages evidencing such Mortgage Loans and the related Mortgage Loan Documents, which from time to time are delivered, or caused to be delivered, to the Agent or the Banks (including delivery to a third party on behalf of the Banks) pursuant hereto or in respect of which an Advance has been made by the Banks hereunder (the "Pledged Mortgages");

                  3.1(b) All now existing and hereafter arising rights to the payment of monies on account of servicing, administration and/or collection activities pertaining to any Mortgage Loan sold to FNMA or FHLMC identified on Schedule A, on account of the termination of any such rights, and as reimbursement for costs and expenses incurred and Advances made by the Company on account of obligations of the obligors under any Mortgage Loan.

                  3.1(c) All mortgage insurance and all commitments issued by Insurers to insure or guarantee any Mortgage Loans included in the Pledged Mortgages; all Purchase Commitments held by the Company covering the Pledged Mortgages and all proceeds resulting from the sale thereof to Investors pursuant thereto; and all personal property, contract rights, servicing and servicing fees and income, accounts and general intangibles of whatsoever kind relating to the Pledged Mortgages, said Insurer commitments and the Purchase Commitments, and all other documents or instruments delivered to the Agent or the Banks in respect of the Pledged Mortgages, including, without limitation, the right to receive all insurance proceeds and condemnation awards which may be payable in respect of the premises encumbered by any Mortgage;

                  3.1(d) All Foreclosure Loans and all Certificates of Sale, including without implied limitation, sheriff's certificates of purchase, trustees' deeds or comparable documents issued to Company evidencing and confirming the purchase of real property; VA guarantees, FHA insurance certificates, private mortgage insurance; VA guarantee and FHA and private mortgage insurance proceeds payable to or for the account of, or received by Company relative to the Foreclosure Loans; redemption proceeds; any and all Foreclosure Receivables, including reimbursement rights or other rights to payment of Company and all amounts payable to Company, under, as proceeds of or otherwise in connection with Foreclosure Loans, including without implied limitation, all claims against FHA, VA, or private mortgage insurers, and proceeds of the related foreclosure sale;

                  3.1(e) All right, title and interest of the Company in and to all files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records, and other information and data of the Company relating to the Collateral;

                  3.1(f) All property of the Company, in any form or capacity now or at any time hereafter in the possession or direct or indirect control of the Agent or the Banks (including possession by the parent company, affiliates or subsidiary of the Banks); and

                  3.1(g) All products and proceeds of any and all of the foregoing. In addition to the foregoing grant of a security interest to the Agent in the Collateral, the Company hereby assigns and delivers to the Agent all of the following: (i) the Company's right (but not any liabilities of the company) under all Purchase Commitments now held or hereafter acquired by the Company covering Pledged Mortgages and all proceeds resulting from the sale of Pledged Mortgages pursuant thereto; (ii) all rights of the Company (but not any liabilities of the company) with respect to the Investor; and (iii) the Company's right under all Certificates of Sale, including without implied limitation, sheriff's certificates of purchase, trustee's deeds or comparable documents issued to Company confirming the purchase of real property; and reimbursement rights or other rights to payment of the company and all amounts payable to the Company under Pledged Mortgages, including without limitation, all claims against FHA, VA or private mortgage insurers, and proceeds of the related foreclosure sale. Should the Collateral be converted into another type of property or should purchase proceeds from Investors or Foreclosure Receivables ever be paid or delivered to the Company as a result of the Company's interest in the Collateral, then in such event all such property, purchase proceeds or Foreclosure Receivables shall become part of the Collateral and the Company will pay and deliver to the Banks all of same which are susceptible of delivery to the Agent or the Banks, properly endorsed or assigned, should the Agent or the Banks so require. Upon the request of the Agent or the Banks, the Company shall execute any further document or instrument requested by the Agent or the Banks to further evidence or effectuate the assignments set forth in this subparagraph.

         Section 3.2 Delivery of Additional Collateral or Mandatory Prepayment. In the event that the Agent shall determine at any time that the value of the Collateral then pledged hereunder (such value being determined at such time as if then being pledged under Section 3.1 hereof) is less than the aggregate amount of the Advances then outstanding hereunder, the Company shall immediately (a) deliver to the Agent for pledge hereunder additional Mortgage Loans, Purchase Commitments and other related Collateral satisfactory to the Agent (each valued at that time in accordance with Section 2.1(c) hereof) and/or cash, in aggregate amounts sufficient to cover the difference between the value of the Collateral pledged and the aggregate amount of Advances outstanding hereunder, or (b) repay the Advances in an amount sufficient to reduce the aggregate balance thereof outstanding to or below the value of the Collateral pledged hereunder.

         Section 3.3 Right of Redemption from Pledge. Provided no Event of Default has occurred and is continuing, the Company may redeem a Mortgage Loan from pledge, by either (i) paying, or causing an Investor to pay, to the Banks, for application to prepayment of the principal balance of the Notes, an amount (the "Redemption Amount") equal to the then collateral value (each valued at that time in accordance with Section 2.1(c) hereof) of the Mortgage Loan to be released, but not less than the amount of the Advance made with respect to such Mortgage Loan or (ii) delivering substitute Collateral which, in addition to being acceptable to the Banks in its sole discretion, will when included with the Collateral, result in a collateral value (as determined in accordance with Section 2.1 (c) hereof) of all Collateral held by the Banks which is at least equal to the aggregate outstanding Advances.

         Section 3.4 Collection and Servicing Rights. So long as no Event of Default shall have occurred, the Company shall be entitled to service, receive and collect directly all sums payable to the Company in respect of the Collateral, except amounts payable to the Company for the purchase by any Investor under a Purchase Commitment of any Mortgage Loans which are funded in whole or in part with the proceeds of any Advance, which amounts shall be paid directly to the Banks. The Company shall direct each Investor to pay the amounts payable for the purchase of such Mortgage Loans directly to the Banks. Following the occurrence of any Event of Default, the Banks shall thereafter be entitled to service, receive and collect all sums payable to the Company in respect of the Collateral, and in such case (a) the Banks in its discretion may, in their own name or in the name of the Company or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so, (b) the Company shall, if the Banks so requests, forthwith pay to the Banks at its principal office or such other place as the Banks may designate all amounts thereafter received by the Company upon or in respect of any of the Collateral, advising the Banks as to the source of such funds, and (c) all amounts so received and collected by the Banks shall be held by it as part of the Collateral.

         Section 3.5 Return of Collateral at End of Commitment. If (i) the Commitment shall have expired or been terminated, and (ii) no Advances, interest or other amounts evidenced by the Notes or due under this Agreement shall be outstanding and unpaid, the Agent and the Banks shall deliver or release all Collateral in its possession to the Company. The receipt of the Company for any Collateral released or delivered to the Company pursuant to any provision of this Agreement shall be a complete and full acquittance for the Collateral so returned, and the Agent and the Banks shall hereafter be discharged from any liability or responsibility therefor.

                                  ARTICLE IV
                             CONDITIONS PRECEDENT

         Section 4.1 Initial Advance. The obligation of the Banks to make the initial Advance is subject to the satisfaction, in the sole discretion of the Banks, on or before the date thereof of the following conditions precedent:

                  4.1(a) The Banks shall have received counterparts of the following, all of which must be satisfactory in form and content to the Agent, in its sole discretion:

                            (1) The Notes duly executed by the Company;

                            (2) The Guarantees, in the form attached hereto as
Exhibit B, duly executed by the Guarantors;

                            (3) Certified copies of the Company's articles of
incorporation and bylaws, and certificates of good standing dated no less recently than three (3) months prior to the date of the initial Advance;

                            (4) A written opinion of counsel to the Company
and the Guarantors (or of separate counsel at the option of the Company and the Guarantors) in form and content satisfactory to the Banks, dated as of, or prior to, the date of the initial Advance, addressed to the Banks and the Agent, substantially in the form attached hereto as Exhibit I.

                            (5) An original resolution of the board of
directors of each of PMC and RF Properties, certified as of the date of the initial Advance by its corporate secretary, authorizing the execution, delivery and performance of this Agreement and the Notes, and all other instruments or documents to be delivered by the Company pursuant to this Agreement;

                            (6) A certificate of the Company's corporate
secretary as to the incumbency and authenticity of the signatures of the officers of the Company executing this Agreement and the Notes and each Advance Request and all other instruments or documents to be delivered pursuant hereto (the Agent being entitled to rely thereon until a new such certificate has been furnished to the Banks);

                            (7) Original independently audited financial
statements of the Company (and their Subsidiaries, on a consolidated basis) for the most recent fiscal year end containing a balance sheet and related statements of income and retained earnings (the "Statement Date") and changes in financial position for the period ended on the Statement Date, all prepared in accordance with GAAP applied on a basis consistent with prior periods and acceptable to the Banks;

                            (8) Financial statements of the Guarantors, signed
by them, dated no less recently than three (3) months prior to the date of the initial Advance;

                            (9) Copies of the certificates, documents or other
written instruments which evidence the Company's eligibility described in
Section 5.13 hereof, all in form and substance satisfactory to the Agent;

                            (10) Copies of the Company's errors and omissions
insurance policy or mortgage impairment insurance policy and blanket bond coverage policy, or certificates in lieu of policies, all in form and content satisfactory to the Agent, showing compliance by the Company as of the date of the initial Advance with the related provisions of Section 6.8 hereof;

                            (11) With respect to each Advance, a copy of
irrevocable instructions to the Investor stating that payment for the Mortgage Loan will be remitted to the Banks in the form of Exhibit J;

                            (12) A power of attorney in the form of Exhibit K;
and

                            (13) A Master Bailee Agreement for Foreclosure
Loans in the form of Exhibit L.

                  4.1(b) At the sole discretion of the Banks, the Banks may require any director, officer or shareholder of the Company, all Affiliates of the Company or of any Subsidiary of the Company, and each of the Guarantors, to whom or to any of whom the Company shall be indebted as of the date of this Agreement, to execute a Subordination of Debt Agreement, in the form of Exhibit F hereto; and the Banks shall have received an executed copy of said Subordination of Debt Agreement, certified by the corporate secretary of the Company to be true and complete and in full force and effect as of the date of the Advance.

         Section 4.2 Each Advance. The obligation of the Banks to make the initial and each subsequent Advance is subject to the satisfaction, in the sole discretion of the Banks, as of the date of each such Advance, of the following additional conditions precedent:

                  4.2(a) The Company shall have delivered to the Agent the Advance Request, and Collateral Documents called for under, and shall have satisfied the procedures set forth in, Sections 2.2(a) through 2.2(b) hereof and the applicable Exhibits hereto described in those Sections. All items delivered to the Banks must be satisfactory to the Banks in form and content, and the Banks may reject such of them as do not meet the requirements of this Agreement or of the related Purchase Commitment as provided in Section 2.2(c).

                  4.2(b) The Agent shall have received evidence satisfactory to it as to the due filing and recording in all appropriate offices of all financing statements and other instruments as may be necessary to perfect the security interest of the Agent in the Collateral under the Uniform Commercial Code of the State of Illinois or other applicable law.

                  4.2(c) The representations and warranties of the Company contained in Article V hereof shall be true and correct in all material respects as if made on and as of the date of each Advance.

                  4.2(d) The Company and the Guarantors shall have performed all agreements to be performed by them hereunder and under the Guaranty, respectively, and after giving effect to the requested Advance, there shall exist no Default hereunder.

                  4.2(e) The Company shall not have (i) incurred any material liabilities, direct or contingent, other than in the ordinary course of its business, since the dates of the Company's most recent financial statements theretofore delivered to the Banks or (ii) experienced any other material adverse change in its business or operations.

                  4.2(f) The Banks shall have received from counsel for the Company or for the Guarantors or both, if requested by the Banks in its sole discretion, an updated opinion, in form and substance satisfactory to the Banks, addressed to the Banks and dated as of the date of such Advance, covering such of the matters set forth in Section 4.1(a)(4) hereto as the Banks may reasonably request.

                  Acceptance of the proceeds of the requested Advance by the Company shall be deemed a representation by the Company that all conditions set forth in this Section 4.2 shall have been satisfied as of the date of such Advance.

                                   ARTICLE V
                        REPRESENTATIONS AND WARRANTIES

         In order to induce the Banks to enter into this Agreement and make each Advance the Company hereby represents and warrants to the Banks, as of the date of this Agreement and as of the date of each Advance Request, that:

         Section 5.1 Organization; Good Standing; Subsidiaries. The Company and each Subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the full legal power and authority to own its property and to carry on its business as currently conducted and is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction in which the transaction of its business makes such qualification necessary, except in jurisdictions, if any, where a failure to be in good standing has no material adverse effect on the business, operations, assets or financial condition of the Company or any such Subsidiary. The Company has no Subsidiaries except as set forth on Exhibit G hereto. Exhibit G sets forth the name of each such Subsidiary, place of incorporation, each state in which qualified as a foreign corporation, and the percentage ownership of the capital stock of each such Subsidiary by the Company.

         Section 5.2 Authorization and Enforceability. The Company has the power and authority to execute, deliver and perform this Agreement, the Notes and all other documents contemplated hereby or thereby. The Guarantors each have the power and capacity to execute, deliver and perform the Guarantees. The execution, delivery and performance by the Company of this Agreement, the Notes and all other documents contemplated hereby or thereby and the making of the borrowing hereunder and thereunder, have been duly and validly authorized by all necessary corporate action on the part of the Company (none of which actions have been modified or rescinded, and all of which actions are in full force and effect) and do not and will not conflict with or violate any provision of law or of the articles of incorporation or by-laws of the Company, conflict with or result in a breach of or constitute a default or require any consent under, or result in the creation of any Lien upon any property or assets of the Company, or result in or require the acceleration of any indebtedness of the Company pursuant to any agreement, instrument or indenture to which the Company is a party or by which the Company or its property may be bound or affected. This Agreement, the Notes and all other documents contemplated hereby or thereby and the Guarantees constitute legal, valid, and binding obligations of the Company or of the Guarantors, respectively, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or other such laws affecting the enforcement of creditors' rights.

         Section 5.3 Approvals. The execution and delivery of this Agreement, the Notes and all other documents contemplated hereby or thereby and the performance of the Company's obligations hereunder and thereunder do not require any license, consent, approval or other action of any state or federal agency or governmental or regulatory authority.

         Section 5.4 Financial Condition. The balance sheet of the Company (and, if applicable, its Subsidiaries, on a consolidated basis) as at the Statement Date, and the related statements of income and changes in shareholders' equity for the fiscal year ended on the Statement Date, heretofore furnished to the Banks, fairly present the financial condition of the Company (and its Subsidiaries) as at the Statement Date and the results of its operations for the fiscal period ended on the Statement Date. The Company had, on the Statement Date, no liabilities, direct or indirect, fixed or contingent, matured or unmatured, known or unknown, or liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, said balance sheet and related statements, and at the present time there are no material unrealized or anticipated losses from any loans, advances or other commitments of the Company except as heretofore disclosed to the Banks in writing. Said financial statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved. Since the Statement Date, there has been no material adverse change in the business, operations, assets or financial condition of the Company (and its Subsidiaries), nor is the Company aware of any state of facts which (with or without notice or lapse of time or both) would or could result in any such material adverse change.

         Section 5.5 Litigation. There are no actions, claims, suits or proceedings pending, or to the knowledge of the Company, threatened or reasonably anticipated against or affecting the Company or any Subsidiary of the Company in any court or before any arbitrator or before any government commission, board, bureau or other administrative agency which, if adversely determined, may reasonably be expected to result in any material and adverse change in the business, operations, assets, licenses, qualifications or financial condition of the Company as a whole.

         Section 5.6 Compliance with Laws. Neither the Company nor any Subsidiary of the Company is in violation of any provision of any law, or of any judgment, award, rule, regulation, order, decree, writ or injunction of any court or public regulatory body or authority which might have a material adverse effect on the business, operations, assets or financial condition of the Company as a whole.

         Section 5.7 Regulation U. The Company is not engaged principally, or as one of its major activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any Advances made hereunder will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

         Section 5.8 Investment Company Act. The Company is not an "investment company," or a company controlled by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         Section 5.9 Payment of Taxes. The Company has filed or caused to be filed all federal, state and local income, excise, property and other tax returns with respect to the operations of the Company and its Subsidiaries which are required to be filed, all such returns are true and correct, and the Company has paid or caused to be paid all taxes as shown on such returns or on any assessment, to the extent that such taxes have become due.

         Section 5.10 Agreements. Neither the Company nor any Subsidiary of the Company is a party to any agreement, instrument or indenture or subject to any restriction materially and adversely affecting its business, operations, assets or financial condition, except as disclosed in the financial statements described in Section 5.4 hereof. Neither the Company nor any Subsidiary of the Company is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, instrument, or indenture which default could have a material adverse effect on the business, operations, properties or financial condition of the Company as a whole. No holder of any indebtedness of the Company or of any of its Subsidiaries has given notice of any asserted default thereunder, and no liquidation or dissolution of the Company or of any of its Subsidiaries and no receivership, insolvency, bankruptcy, reorganization or other similar proceedings relative to the Company or of any of its Subsidiaries or any of its properties is pending, or to the knowledge of the Company, threatened.

         Section 5.11 Title to Properties. The Company and each Subsidiary of the Company has good, valid, insurable (in the case of real property) and marketable title to all of its properties and assets (whether real or personal, tangible or intangible) reflected on the financial statements described in Section 5.4 hereof, except for such properties and assets as have been disposed of since the date of such financial statements as no longer used or useful in the conduct of its business or as have been disposed of in the ordinary course of business, and all such properties and assets are free and clear of all Liens except as disclosed in such financial statements.

         Section 5.12 ERISA. All plans ("Plans") of a type described in
Section 3(3) of ERISA in respect of which the Company or any Subsidiary of the Company is an "Employer", as defined in Section 3(8) of ERISA, are in substantial compliance with ERISA, and none of such Plans is insolvent or in reorganization, has an accumulated or waived funding deficiency within the meaning of Section 412 of the Internal Revenue Code, and neither the Company nor any Subsidiary of the Company has incurred any material liability (including any material contingent liability) to or on account of any such Plan pursuant to Sections 4062, 4063, 4064, 4201 or 4204 of ERISA; and no proceedings have been instituted to terminate any such plan, and no condition exists which presents a material risk to the Company or a Subsidiary of the Company of incurring a liability to or on account of any such Plan pursuant to any of the foregoing Sections of ERISA.

         Section 5.13 Eligibility. The Company meets the application criteria set forth in the Warehouse Line Application. The Company has all state and local permits, licenses, approvals, registrations and qualifications which it is required to have in order to make, purchase, sell or service the Mortgage Loans. The Company, if approved, is qualified and in good standing as a lender or seller/servicer, as set forth below, and meets all requirements applicable to its status as such:

                  5.13(a) GNMA approved issuer and servicer of Mortgage Loans guaranteed by GNMA.

                  5.13(b) HUD approved lender, eligible to originate, purchase, hold, sell and service FHA-insured Mortgage Loans (and to participate in HUD's Direct Endorsement Mortgage Insurance Program).

                  5.13(c) FNMA approved seller/servicer of Mortgage Loans, eligible to originate, purchase, hold, sell, and service Mortgage Loans to be sold to FNMA.

                  5.13(d) FHLMC approved seller/servicer of Mortgage Loans, eligible to originate, purchase, hold, sell and service Mortgage Loans to be sold to FHLMC.

                  5.13(e) Lender in good standing under the VA loan guarantee program eligible to originate (on an "automatic" basis), purchase, hold, sell and service VA-guaranteed Mortgage Loans.

         Section 5.14 Special Representations Concerning Collateral. The Company hereby represents and warrants to the Banks, as of the date of this Agreement and as of the date of each Advance Request, that:

                  5.14(a) The Company owns the Collateral free and clear of any lien, security interest, charge or encumbrance except for the security interest created by this Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of Banks or the Agent relating to this Agreement. The Company has no trade name.

                  5.14(b) This Agreement, together with possession of the Mortgage Note and a duly filed financing statement, creates a valid and perfected first priority security interest in the Collateral, securing the payment of the Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken or shall be taken at the time of the initial Advance hereunder.

                  5.14(c) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required (and has not been obtained, delivered or filed, as applicable) either
(i) for the grant by the Company of the security interest granted hereby or for the execution, delivery or performance of this Agreement by the Company or
(ii) for the perfection of or the exercise by Banks or the Agent of its rights and remedies hereunder, other than the filing of a financing statement which has been duly executed by the Company and delivered to The Agent for filing.

                  5.14(d) The principal office of the Company for purposes of
Section 9-103 of the Uniform Commercial Code is located at the address set forth on the first page of this Agreement.

                  5.14(e) Each Mortgage Loan conforms to the requirements and the specifications set forth in the applicable Purchase Commitment and the related regulations, rules, requirements and/or handbooks of the applicable Investor and is eligible for sale to and insurance or guaranty by, respectively, the applicable Investor and the applicable insurer.

                  5.14(f) The Mortgage Loan Documents have been duly executed by the mortgagor and create valid and legally binding obligations of the mortgagor, enforceable in accordance with their terms, except as may be limited by bankruptcy or other laws affecting the enforcement of creditors' rights generally, and there are no rights of rescission, set-offs, counterclaims or other defenses with respect thereto. The full original principal amount of each Mortgage Loan (net of any discounts) has been fully advanced or disbursed to the mortgagor named therein. There is no requirement for future advances and, except for loans insured under Section 203(K) of the National Housing Act, any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been satisfied. To Company's knowledge and except as disclosed to Banks, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note, and no event has occurred which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and the Company has not waived any default, breach, violation or event of acceleration. The terms of the Mortgage Loan have in no way been waived, impaired, changed or modified. To Company's knowledge and except as disclosed to Banks, all tax identifications and property descriptions are legally sufficient; tax segregation, where required, has been completed. All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid.

                  5.14(g) Each of the Mortgage Loans has been originated, made and serviced in material compliance with all industry standards, applicable Investor and Insurer requirements and all applicable federal, state and local statutes, regulations and rules, including, without limitation, the Federal Truth-in-Lending Act of 1968, as amended, and Regulation Z thereunder, the Federal Fair Credit Reporting Act, the Federal Equal Credit Opportunity Act, the Federal Real Estate Settlement Procedures Act of 1974, as amended, and Regulation X thereunder, and all applicable usury, licensing, real property, consumer protection and other laws. All applicable federal, state and local laws, regulations and rules relative to the Foreclosure Loans, the Certificates of Sale and insurance and guarantee proceeds in connection with the Foreclosure Loans will be fully complied with.

                  5.14(h) Each Conventional Mortgage Loan is insured as to payment defaults by a policy of primary mortgage guaranty insurance in the amount required where applicable, and by an insurer approved, by the applicable Investor and all provisions of such primary mortgage guaranty insurance policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Each Mortgage Loan which is represented by the Company to have, or to be eligible for, FHA insurance is insured, or eligible to be insured, pursuant to the National Housing Act. Each Mortgage Loan which is represented by the Company to be guaranteed, or to be eligible for guaranty, by the VA is guaranteed, or eligible to be guaranteed, under the provisions of Chapter 37 of Title 38 of the United States Code. As to each FHA insurance certificate or each VA guaranty certificate, the Company has complied with applicable provisions of the insurance for guaranty contract and federal statutes and regulations, all premiums or other charges due in connection with such insurance or guarantee have been paid, there has been no act or omission which would or may invalidate any such insurance or guaranty, and the insurance or guaranty is, or when issued, will be, in full force and effect with respect to each Mortgage Loan. There are no defenses, counterclaims, or rights of setoff affecting the Mortgage Loans or affecting the validity or enforceability of any private mortgage insurance or FHA insurance applicable to the Mortgage Loans or any VA guaranty with respect to the Mortgage Loans.

                  5.14(i) Each of the Mortgage Loans presently is covered by a policy of hazard insurance (and flood insurance and insurance against other insurable risks and hazards as required by the applicable Investor and the agreements applicable to such Mortgage Loans), in amounts not less than outstanding principal balance of the Mortgage Loans or such maximum lesser amount as permitted by applicable law, all in a form usual and customary in the industry and which is in full force and effect, and all amounts required to have been paid under any such policy have been paid; and all taxes, assessments, ground rents or other applicable charges or fees due and payable as to each Mortgage Loan have been paid. Each Loan is covered by a valid and assignable, full fee, life of loan tax service contract, in full force and effect.

                  5.14(j) A valid and enforceable title policy currently in full force and effect has been issued for each Mortgage Loan in an amount not less than the original principal amount of such Mortgage Loan, which title policy insures that the Mortgage relating thereto is either (i) a valid first lien on the property therein described and that the mortgaged property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage, and otherwise in compliance with the requirements of the applicable Investor; or (ii) if the Mortgage Loan is insured under Title I of the National Housing Act, a valid second lien on the property therein described and that the mortgaged property is free and clear of all encumbrances and liens (other than the first lien) having priority over the second lien of mortgage, and otherwise in compliance with the requirements of the applicable Investor.

                  5.14(k) All escrow/custodial accounts have been established in accordance with the requirements of FHA, VA and the applicable Investor and Insurer and all other applicable laws and by the terms of the related Mortgages.

                  5.14(l) There are no accrued liabilities of the Company with respect to the Mortgage Loans.

                  5.14(m) The Company, all prior servicers and, if different, the originating mortgagee, have performed all obligations required of them to be performed under or pursuant to each of the Servicing Contracts and related requirements of the applicable Investor and Insurer and each other document or agreement relating to the Mortgage Loans by which the Company is bound, and no event has occurred and is continuing which, under the provisions of any such Servicing Contracts and related requirements of the applicable Investor or other document or agreement, but for the passage of time or the giving of notice, or both, would constitute an event of default thereunder.

                  5.14(n) The books, records, accounts and reports of the Company with respect to the Mortgage Loans and Servicing Contracts have been prepared and maintained in accordance with all applicable Investor and Insurer requirements.

         Section 5.l5 Warehouse Line Application. All of the information set forth in the Warehouse Line Application is true, accurate and complete.


                                  ARTICLE VI
                             AFFIRMATIVE COVENANTS

         The Company agrees that so long as the Commitment is outstanding or there remain any obligations of the Company to be paid or performed under this Agreement or under the Notes, the Company shall:

         Section 6.1 Payment of Notes. Punctually pay or cause to be paid the principal and interest on and all other amounts due and payable hereunder and under the Notes in accordance with the terms hereof and thereof.

         Section 6.2 Financial Statements and Other Reports. Deliver to the
Banks:

                  6.2(a) Upon request by the Banks, as soon as available and in any event within thirty (30) days after each calendar month, statements of income and changes in shareholders' equity of the Company (and, if applicable, its Subsidiaries, on a consolidated basis) for the immediately preceding month, and related balance sheet as of the end of the immediately preceding month, all in reasonable detail and certified by the chief financial officer of the Company, subject, however, to year-end audit adjustments.

                  6.2(b) As soon as available and in any event within sixty
(60) days after the close of each of the first three fiscal quarters of the Company in each fiscal year: statements of income and changes in shareholders' equity of the Company (and, if applicable, its Subsidiaries, on a consolidated basis) for the period from the beginning of such fiscal year to the end of such fiscal quarter, and the related balance sheet as at the end of such fiscal quarter, all in reasonable detail and certified by the chief financial officer of the Company, subject, however, to year-end audit adjustments.

                  6.2(c) As soon as available and in any event within ninety
(90) days after the close of each fiscal year: a statement of income and changes in shareholders' equity of the Company (and, if applicable, its Subsidiaries, on a consolidated basis) for such year, the related balance sheet as at the end of such year (setting forth in comparative form the corresponding figures for the preceding fiscal year), all in reasonable detail and accompanied by an opinion of an accounting firm reasonably satisfactory to the Banks, or other independent public accountants of recognized standing selected by the Company and acceptable to the Banks, as to said financial statements and a certificate signed by the chief financial officer of the Company stating that said financial statements fairly present the financial condition and results of operations of the Company (and, if applicable, its Subsidiaries) as at the end of, and for, such year.

                  6.2(d) Together with each delivery of financial statements pursuant to Sections 6.2(b) and 6.2(c) hereof, an Officer's Certificate stating that the signatory or signatories thereto have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and conditions of the Company (and, if applicable, its Subsidiaries) during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signatory or signatories thereto do not have knowledge of the existence as of the date of the Officer's Certificate, of any Default or if any Default existed or exists, specifying the nature and period of the existence thereof and what action the Company has taken, is taking and proposes to take with respect thereto.

                  6.2(e) As soon as available and in any event within ninety
(90) days after the close of each fiscal year of the Company, current financial statements and the most recently filed federal and state income tax returns of the Guarantors, signed by them, and dated not more than ninety (90) days prior to the date of required delivery to the Banks hereunder.

                  6.2(f) Such other reports in respect of the Mortgage Loans or Foreclosure Loans, in such detail and at such times as the Banks in their discretion may request at any time or from time to time.

                  6.2(g) Copies of all regular or periodic financial and other reports, if any, which the Company shall file with the Securities and Exchange Commission or any governmental agency successor thereto.

                  6.2(h) Copies of all audits, examinations and reports concerning the operations of the Company from any Investor, Insurer or licensing authority.

                  6.2(i) Any and all changes to the information set forth in the Warehouse Line Application to assure that the same continues to be true, accurate and complete.

                  6.2(j) From time to time, with reasonable promptness, such further information regarding the business, operations, properties or financial condition of the Company as the Banks may reasonably request.

                  All financial statements and reports furnished to the Banks hereunder shall be prepared in accordance with GAAP, applied on a basis consistent with that applied in preparing the financial statements as at, and for the period ended, the Statement Date (except to the extent otherwise required to conform to good accounting practice).

         Section 6.3 Maintenance of Existence; Conduct of Business. Preserve and maintain its corporate existence in good standing and all of its rights, privileges, licenses, qualifications and franchises necessary or desirable in the normal conduct of its business, including, without limitation, its eligibility as an approved lender and issuer as described under Section 5.13 hereof; conduct its business in an orderly and efficient manner; maintain a net worth of acceptable assets as required by its Investors at any and all times for maintaining the Company's status as a FHA approved lender; and make no change in the nature or character of its business or engage in any business in which it was not engaged on the date of this Agreement.

         Section 6.4 Compliance with Applicable Laws. Comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority and prudent industry standards, a breach of which could materially adversely affect its business, operations, assets, or financial condition or which could materially adversely impair the ability of Company to perform its obligation hereunder, except where contested in good faith and by appropriate proceedings.

         Section 6.5 Inspection of Properties and Books. Permit authorized representatives of the Agent and Bank, their parent companies or affiliates to discuss the business, operations, assets and financial condition of the Company and its Subsidiaries with their officers and employees and to examine their books of account and make copies or extracts thereof, all at such reasonable times as the Agent and Banks may request. The Company will provide its accountants with a copy of this Agreement promptly after the execution hereof and will instruct its accountants to answer candidly and fully any and all questions that the officers of the Banks or any authorized representatives of the Banks may address to them in reference to the financial condition or affairs of the Company and its Subsidiaries. The Company may have its representatives in attendance at any meetings between the officers or other representatives of the Banks and the Company accountants held in accordance with this authorization.

         Section 6.6 Notice. Give prompt written notice to the Banks of (a) any action, suit or proceeding instituted by or against the Company or any of its Subsidiaries in any federal or state court or before any commission or other regulatory body (federal, state or local, domestic or foreign), or any such proceedings threatened against the Company or any of its Subsidiaries in a writing containing the details thereof, (b) the filing, recording or assessment of any federal, state or local tax lien against it, or any of its assets or any of its Subsidiaries, (c) the occurrence of any Event of Default hereunder or the occurrence of any Default and continuation thereof for five
(5) days, (d) the actual or threatened suspension, revocation or termination of the Company's eligibility, in any respect, as an approved lender, and issuer as described under Section 5.13 hereof, (e) the suspension, revocation or termination of any existing credit or investor relationship made to the Company to facilitate the sale and/or origination of residential mortgages,
(f) the transfer or loss of any Servicing Contract to which the Company is a party, or which is held for the benefit of the Company, and the reason for such transfer or loss, if known to the Company, (g) any demand by any Investor or Insurer for either the repurchase of a mortgage loan or indemnification and
(h) any other action, event or condition of any nature which may lead to or result in a material adverse effect upon the business, operations, assets, or financial condition of the Company and its Subsidiaries or which, with or without notice or lapse of time or both, would constitute a default under any other agreement, instrument or indenture to which the Company is a party or to which the Company, its properties or assets may be subject.

         Section 6.7 Payment of Debt, Taxes, etc. Pay and perform all obligations of the Company, and cause to be paid and performed all obligations of its Subsidiaries, promptly and in accordance with the terms thereof and pay and discharge or cause to be paid and discharged promptly all taxes, assessments and governmental charges or levies imposed upon the Company or its Subsidiaries or upon their respective income, receipts or properties before the same shall become past due, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a Lien or charge upon such properties or any part thereof; provided, however, that the Company and its Subsidiaries shall not be required to pay taxes, assessments or governmental charges or levies or claims for labor, materials or supplies for which the Company or its Subsidiaries shall have obtained an adequate bond or adequate insurance or which are being contested in good faith and by proper proceedings which are being reasonably and diligently pursued.

         Section 6.8 Insurance. Will maintain (a) errors and omissions insurance or mortgage impairment insurance and blanket bond coverage, with such companies and in such amounts as satisfy prevailing FNMA, GNMA or FHLMC requirements applicable to a qualified mortgage originating institution, and
(b) liability insurance and fire and other hazard insurance on its properties, with responsible insurance companies approved by the Banks, in such amounts and against such risks as is customarily carried by similar businesses operating in the same vicinity; and (c) within thirty (30) days after notice from the Banks, will obtain such additional insurance as the Banks shall reasonably require, all at the sole expense of the Company. Copies of all such policies shall be furnished to the Banks without charge upon request of the Banks.

         Section 6.9 Insured Closings. To the extent permitted by applicable state law, will obtain and maintain in effect at all times an insured closing letter from each title insurance company from which mortgagee title insurance is procured, indemnifying and holding the Company harmless from and against the failure of the agents and approved title attorneys of such title insurance companies to comply with the written closing instructions of the Company as to the Mortgage Loans pledged hereunder and will provide the Banks with evidence of the same from time to time upon request. The Company agrees to indemnify and hold the Banks harmless from and against any loss, including reasonable attorneys' fees and costs, attributable to the failure of such title insurance company, agent or approved attorney to comply with the disbursement or instruction letter or letters of the Company or of the Banks relating to such Mortgage Loan. The Banks shall have the right to pre-approve the closing instructions of the Company to the title insurance company, agent or attorney in any case where the Mortgage Loan to be created at settlement is intended to be warehoused by the Company pursuant hereto.

         Section 6.10 Subordination of Certain Indebtedness. Will cause any indebtedness of the Company, incurred after the date of this Agreement, to any shareholder, director or officer of the Company, or to any Affiliate of the Company or of any Subsidiary of the Company, or to the Guarantors, to be subordinated to all obligations of the Company under this Agreement and the Notes, by the execution of a Subordination of Debt Agreement in the form of Exhibit F hereto and will deliver to the Banks an executed copy of said Agreement, certified by the corporate secretary of the Company to be true and complete and in full force and effect.

         Section 6.11 Other Loan Obligations. Will perform all obligations under the terms of each loan agreement, note, mortgage, security agreement or debt instrument by which the Company is bound or to which any of its property is subject, and will promptly notify the Banks in writing of the cancellation or reduction of any of its other mortgage warehousing lines of credit or agreements with any other lender.

         Section 6.12 Use of Proceeds of Advances . Will use the proceeds of each Advance solely for the purpose of financing Mortgage Loans or repurchasing and carrying Foreclosure Loans.

         Section 6.13      Special Affirmative Covenants Concerning Collateral.

                  6.13(a) The Company warrants and will defend the right, title and interest of the Banks in and to the Mortgage Loans against the claims and demands of all persons whomsoever.
`
                  6.13(b) The Company shall service or cause to be serviced all Mortgage Loans in accordance with the standard requirements of the issuers of the respective Purchase Commitments covering the same and all applicable governmental requirements, including without limitation taking all actions necessary to enforce the obligations of the obligors under such Mortgage Loans. The Company shall service or cause to be serviced all Mortgage Loans in accordance with all applicable requirements of the issuers of the respective Purchase Commitments covering the same. The Company shall hold all escrow funds collected in respect of Mortgage Loans in trust, without commingling the same with non-custodial funds, and apply the same for the purposes for which such funds were collected.

                  6.13(c) The Company shall execute and deliver to the Agent such Uniform Commercial Code financing statements with respect to the Collateral as the Agent and the Bank may request. The Company shall also execute and deliver to the Agent such further instruments of sale, pledge or assignment or transfer, and such powers of attorney, as required by the Agent and the Banks, and shall do and perform all matters and things necessary or desirable to be done or observed, for the purpose of effectively creating, maintaining and preserving the security and benefits intended to be afforded the Banks under this Agreement. The Agent and the Banks shall have all the rights and remedies of a secured party under the Uniform Commercial Code of the State of Illinois, or any other applicable law, in addition to all rights provided for herein.

                  6.13(d) The Company shall notify the Banks within two (2) Business Days of any default under, or of the termination of, or the rejection for purchase under, any Purchase Commitment relating to any Mortgage Loan.

                  6.13(e) The Company will promptly comply in all respects with the terms and conditions of all Purchase Commitments, and all extensions, renewals and modifications or substitutions thereof or thereto. The Company will cause to be delivered to the Investor the Mortgage Loans to be sold under each Purchase Commitment not later than the earlier of three (3) Business Days prior to the expiration thereof or three (3) Business Days prior to the deadline for acquisition of the Mortgage Loan by the Investor thereunder.

                  6.13(f) The Company shall maintain, at its principal office or in a regional office approved by the Banks, or in the office of a computer service bureau engaged by the Company and approved by the Banks, and, upon request, shall make available to the Banks the originals, or copies in any case where the original has been delivered to the Banks, or to an Investor, of its Mortgage Note and Mortgages included in Mortgage Loans, Purchase Commitments, and all related Mortgage Loan documents and instruments, and all files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records and other information and data relating to the Collateral.

                  6.13(g) Upon the request of the Banks, the Company shall direct that all payments due the Company on Foreclosure Receivables be sent directly to the Agent (subject to applicable FHA and VA requirements) for deposit.

                                  ARTICLE VII
                              NEGATIVE COVENANTS

         The Company agrees that so long as the Commitment is outstanding or there remain any obligation of the Company to be paid or performed hereunder or under the Notes, the Company shall not, either directly or indirectly, without the prior written consent of the Banks:

         Section 7.1 Indebtedness. Incur, assume, guarantee, endorse, or otherwise become liable for the obligation of any person or entity except by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

         Section 7.2 Sale or Pledge of Servicing Contracts. Sell, pledge or grant a security interest in any existing or future Servicing Contracts of the Company pursuant to the terms of this Agreement, or omit to take any action required to keep all such Servicing Contracts in full force and effect.

         Section 7.3 Merger; Sale of Assets; Acquisitions; Change in Control; Change of Senior Management. Liquidate, dissolve, consolidate or merge or sell, transfer or otherwise dispose of, any substantial part of its assets, nor acquire substantially all of the assets of another, nor permit a change in any of the following: (a) ownership, beneficially or of record, of more than ten percent (10%) of the voting stock of Company; (b) ownership, beneficially or of record, of more than ten percent (10%)of the voting stock of any company which controls the Company; or (c) senior management of Company or any company which controls the Company: Notwithstanding the foregoing provisions, nothing in the Agreement shall be deemed to prohibit the Company from entering into an initial public offering of not more than forty percent (40%) of the company's common stock, provided that not more than five percent (5%) of such stock may be sold to or held by any one person or entity.

         Section 7.4 Deferral of Subordinated Debt. Pay in advance of the stated maturity thereof any Subordinated Debt of the Company or, if an Event of Default hereunder shall have occurred, make any payment of any kind thereafter on such Subordinated Debt until all obligations of the Company hereunder and under the Notes have been paid and performed in full.

         Section 7.5 Loss of Eligibility. Take, or fail to take, any action that would cause the Company to lose all or any part of its status as an eligible lender, as described under Section 5.13 hereof.

         Section 7.6 Debt to Adjusted Tangible Net Worth Ratio. Permit the ratio of its Debt to its Adjusted Tangible Net Worth (for the Company and its Subsidiaries determined, on a consolidated basis) at any time to exceed 12.0 to 1.0.

         Section 7.7 Minimum Adjusted Tangible Net Worth. Permit the Adjusted Tangible Net Worth of the Company and its Subsidiaries, determined on a consolidated basis at any time to be less than Two Million Five Hundred Thousand Dollars ($2,500,000).

         Section 7.8 Maximum Portfolio Delinquency. Permit more than five percent (5%) of the total outstanding balance of the Mortgage Loans serviced by the Company under Servicing Contracts to be more than thirty (30) days past due, at any one time or otherwise in default.

         Section 7.9 Investments, Acquisitions, Loans, Advances and Guarantees. Directly or indirectly, make, retain or have outstanding any investments (whether through purchase of stock or obligations or otherwise) in, or loans or advances to, any Affiliate, or acquire all or any substantial part of the assets or business of any Affiliate, or be or become liable as endorser, guarantor, surety or otherwise for any debt, obligation or undertaking of any Affiliate.

         Section 7.10 Dividends and Distributions. Declare any dividend or incur any liability or make any other payment or distribution of cash or other property or assets to the holders of the Company's stock (a) which exceeds, in any calendar year, in the aggregate, forty percent (40%) of the prior year's net income ( as determined in accordance with GAAP), (b) if an Event of Default exists and is continuing, or (c) if such declaration or incurrence of liability would cause an Event of Default to exist.

         Section 7.11      Special Negative Covenants Concerning Collateral.

                  7.12(a) Except for Foreclosure Loans, the Company shall not amend or modify, or waive any of the terms and conditions of, or settle or compromise any claim in respect of, any Mortgage Loan pledged hereunder.

                  7.12(b) The Company shall not sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge or otherwise encumber (except pursuant to this Agreement) any of the Collateral or any interest therein.

                  7.12(c) The Company shall not make any compromise, adjustment or settlement in respect of any of the Collateral or accept other than cash in payment or liquidation of the Collateral.

                                 ARTICLE VIII
                              DEFAULTS; REMEDIES

         Section 8.1 Events of Default. The occurrence of any of the following conditions or events shall be an event of default ("Event of Default"):

                  8.1(a) Failure to pay the principal of any Advance when due, whether at stated maturity, by acceleration, or otherwise; or failure to pay any installment of interest on any Advance or any other amount due under this Agreement when due; or

                  8.1(b) Failure of the Company or any of its Subsidiaries to pay, or any default in the payment of any principal or interest on, any other indebtedness or in the payment of any contingent obligation beyond any period of grace provided; or breach or default with respect to any other material term of any other indebtedness or of any loan agreement, note, mortgage, security agreement, indenture or other agreement relating thereto, if the effect of such failure, default or breach is to cause, or to permit the holder or holders thereof (or a trustee on behalf of such holder or holders) to cause, indebtedness of the Company or its Subsidiaries in the aggregate amount of $100,000 or more to become or be declared due prior to its stated maturity (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

                  8.1(c) Failure of the Company to perform or comply with any term or condition applicable to it contained in Sections 6.1 through 6.13, inclusive, or 7.1 through 7.11, inclusive, of this Agreement; or

                  8.1(d) Any of the Company's representations or warranties made herein or in any statement or certificate at any time given by the Company in writing pursuant hereto or in connection herewith shall be false in any material respect on the date as of which made; or

                  8.1(e) The Company shall default in the performance of or compliance with any term contained in this Agreement other than those referred to above in subsections 8.1(a), (c) or (d) and such default shall not have been remedied or waived within thirty (30) days after receipt of notice from the Banks of such default; or

                  8.1(f) (1) A court having jurisdiction shall enter a decree or order for relief in respect of the Company or any of its Subsidiaries or of the Guarantors in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed; or (2) any other similar relief shall be granted under any applicable federal or state law; or a decree or order of a court having jurisdiction for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company or any of its Subsidiaries or of the Guarantors, or over all or a substantial part of their respective property, shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of the Company or any of its Subsidiaries or of the Guarantors for all or a substantial part of their respective property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of the Company or any of its Subsidiaries or of the Guarantors, and the continuance of any such events in this clause (2) for sixty (60) days unless dismissed, bonded off or discharged; or

                  8.1(g) The Company or any of its Subsidiaries or the Guarantors shall have an order for relief entered with respect to it or commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion to an involuntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; the making by the Company or any of its Subsidiaries or the Guarantors of any assignment for the benefit of creditors; or the inability or failure of the Company or any of its Subsidiaries or of the Guarantors, or the admission by the Company or any of its Subsidiaries or the Guarantors in writing of its inability to pay its debts as such debts become due; or

                  8.1(h) Any money judgment, writ or warrant of attachment, or similar process involving in any case an amount in excess of $25,000 shall be entered or filed against the Company or any of its Subsidiaries or the Guarantors or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

                  8.1(i) Any order, judgment or decree shall be entered against the Company decreeing the dissolution, liquidation or split up of the Company and such order shall remain undischarged or unstayed for a period in excess of twenty (20) days; or

                  8.1(j) Any Plan maintained by the Company or any of its Subsidiaries shall be terminated within the meaning of Title IV of ERISA or a trustee shall be appointed by an appropriate United States district court to administer any Plan, or the Pension Benefit Guaranty Corporation (or any successor thereto) shall institute proceedings to terminate any Plan or to appoint a trustee to administer any Plan if as of the date thereof the Company's liability or any such Subsidiary's liability (after giving effect to the tax consequences thereof) to the Pension Benefit Guaranty Corporation (or any successor thereto) for unfunded guaranteed vested benefits under the Plan exceeds the then current value of assets accumulated in such Plan by more than $25,000 (or in the case of a termination involving the Company or any of its Subsidiaries as a "substantial employer" (as defined in Section 4001(a)(2) of ERISA) the withdrawing employer's proportionate share of such excess shall exceed such amount); or

                  8.1(k) The Company or any of its Subsidiaries as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability in an annual amount exceeding $25,000; or

                  8.1(l) The Company shall purport to disavow its obligations hereunder or shall contest the validity or enforceability hereof; or the Banks' security interest in any portion of the Collateral shall become unenforceable or otherwise impaired; provided that, subject to the Banks' approval, no Event of Default shall occur as a result of such impairment if all Advances made against any such Collateral shall be paid in full within ten
(10) days of the date of such impairment.

         Section 8.2       Remedies.

                  8.2(a) Upon the occurrence of any Event of Default described in Section 8.1(f) or (g) the unpaid principal amount of and accrued interest on the Notes shall automatically become due and payable, without presentment, demand or other requirements of any kind, all of which are hereby expressly waived by the Company.

                  8.2(b) Upon the occurrence of any Event of Default (other than those described in Section 8.1(f) or (g)), the Banks may, by written notice to the Company declare all or any portion of the Advances to be due and payable whereupon the same shall forthwith become due and payable, together with all accrued interest thereon, and the obligation of the Banks to make Advances shall thereupon terminate.

                  8.2(c) Upon the occurrence of any Event of Default, the Banks may also do any one or more or all of the following:

                            (1) Foreclose upon or otherwise enforce its
security interest in and Lien on all of the Collateral or on any portion thereof to secure all payments and performance of obligations owed by the Company under this Agreement.

                            (2) Notify all obligors of Collateral or on any
portion thereof that the Collateral has been assigned to the Banks and that all payments thereon are to be made directly to the Banks or such other party as may be designated by the Banks; settle, compromise, or release, in whole or in part, any amounts owing on the Collateral, any such obligor or Investor or any portion of the Collateral, on terms acceptable to the Banks; enforce payment and prosecute any action or proceeding with respect to and any and all Collateral; and where any such Collateral is in default, foreclose on and enforce security interests in, such Collateral by any available judicial procedure or without judicial process and sell property acquired as a result of any such foreclosure.

                            (3) Act, or contract with a third party to act, as
servicer of all or any item of Collateral requiring servicing and perform all obligations required in connection with Purchase Commitments, such third party's fees to be paid by the Company.

                            (4) Exercise all rights and remedies of a secured
creditor under the Uniform Commercial Code of the State of Illinois or the state in which the Collateral is located, including but not limited to selling the Collateral at public or private sale. The Banks shall give the Company not less than ten (10) days' notice of any such public sale or of the date after which private sale may be held. The Company agrees that ten (10) days' notice shall be reasonable notice. At any such sale the Collateral may be sold as an entirety or in separate parts, as the Banks may determine. The Banks may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Banks until the selling price is paid by the purchaser thereof, but the Banks shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Banks may, however, instead of exercising the power of sale herein conferred upon it, proceed by a suit or suits at law or in equity to collect all amounts due upon all or any portion of the Collateral or to foreclose the pledge and sell all or any portion of the Collateral under a judgment or decree of a court or courts of competent jurisdiction, or both.

                            (5) Proceed against the Company on the Notes or
against the Guarantors under the Guarantees or both.

                            (6) Pursue any rights and/or remedies available at
law or in equity against the Company or the Guarantors or both.

                  8.2(d) The Banks shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale. The Company hereby waives any claims it may have against the Banks arising by reason of the fact that the price at which the Collateral may have been sold at such private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the outstanding Advances and the unpaid interest accrued thereon, even if the Banks accepts the first offer received and does not offer the Collateral, or any part thereof, to more than one offeree.

                  8.2(e) The Company waives any right to require the Banks to
(1) proceed against any Person, (2) proceed against or exhaust all or any of the Collateral or pursue its rights and remedies as against the Collateral in any particular order, or (3) pursue any other remedy in its power. The Banks shall not be required to take any steps necessary to preserve any rights of the Company against holders of mortgages prior in lien to the Lien of any Mortgage included in the Collateral or to preserve rights against prior parties.

                  8.2(f) The Banks may, but shall not be obligated to, advance any sums or do any act or thing necessary to uphold and enforce the Lien and priority of, or the security intended to be afforded by, any Mortgage included in the Collateral, including, without limitation, payment of delinquent taxes or assessments and insurance premiums. All advances, charges, costs and expenses, including reasonable attorneys' fees and disbursements, incurred or paid by the Banks in exercising any right, power or remedy conferred by this Agreement, or in the enforcement hereof, together with interest thereon, at the rate of interest specified in the Notes, from the time of payment until repaid, shall become a part of principal balance outstanding under the Notes.

                  8.2(g) No failure on the part of the Banks to exercise, and no delay in exercising, any right, power or remedy provided hereunder, at law or in equity shall operate as a waiver thereof; nor shall any single or partial exercise by the Banks of any right, power or remedy provided hereunder, at law or in equity preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Without intending to limit the foregoing, all defenses based on the statute of limitations are hereby waived by the Company. The remedies herein provided are cumulative and are not exclusive of any remedies provided at law or in equity.

         Section 8.3 Application of Proceeds. The proceeds of any sale or other enforcement of the Banks' security interest in all or any part of the Collateral shall be applied by the Banks:

                  First, to the payment of the costs and expenses of such sale or enforcement, including reasonable compensation to the Banks' agents and counsel, and all expenses, liabilities and advances made or incurred by or on behalf of the Banks in connection therewith;

                  Second, to the payment of any other amounts due (other than principal and interest) under the Notes or this Agreement;

                  Third, to the payment of interest accrued and unpaid on the Notes;

                  Fourth, to the payment of the outstanding principal balance of the Notes; and

                  Finally, to the payment to the Company, or to its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds. If the proceeds of any such sale are insufficient to cover the costs and expenses of such sale, as aforesaid, and the payment in full of the Notes and all other amounts due hereunder, the Company shall remain liable for any deficiency.

         Section 8.4 Agent Appointed Attorney-in-Fact. The Agent, on behalf of the Banks are hereby appointed the attorney-in-fact of the Company, with full power of substitution, for the purpose of carrying out the provisions hereof and taking any action and executing any instruments which the Banks may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Agent shall have the right and power to give notices of the Banks' security interest in the Collateral to any Person, either in the name of the Company or in its own name, to endorse all Mortgage Loans payable to the order of the Company, or to receive, endorse and collect a11 checks made payable to the order of the Company representing any payment on account of the principal of or interest on, or the proceeds of sale of, any of the Mortgage Loans or and to give full discharge for the same.

         Section 8.5 Right of Set-Off. If the Company shall default in the payment of the Notes, any interest accrued thereon, or any other sums which may become payable hereunder when due, or in the performance of any of its other obligations or liabilities under this Agreement, the Banks, shall have the right, at any time and from time to time, without notice, to set-off and to appropriate or apply any and all deposits of money or property or any other indebtedness at any time held or owing by the Banks or a parent company, affiliate or subsidiary of the Banks, to or for the credit of the account of the Company against and on account of the obligations and liabilities of the Company under the Notes and this Agreement, irrespective of whether or not the Banks shall have made any demand hereunder and whether or not said obligations and liabilities shall have matured, provided, however, that the aforesaid right of set-off shall not apply to any deposits of escrow monies being held on behalf of the mortgagors under Mortgage Loans or other third parties.

         Section 8.6 Reasonable Assurances. If, at any time during the term of the Agreement, Banks has reason to believe that Company is not conducting its business in accordance with, or otherwise is not satisfying: (i) all applicable statutes, regulations, rules, and notices of federal, state, or local governmental agencies or instrumentalities, all applicable requirements of Investors and Insurers and prudent industry standards or (ii) all applicable requirements of Banks, as set forth in this Agreement, then, Banks shall have the right to demand, pursuant to written notice from Banks to Company specifying with particularity the alleged act, error or omission in question, reasonable assurances from Company that such a belief is in fact unfounded, and any failure of Company to provide to Banks such reasonable assurances in form and substance reasonably satisfactory to Banks, within the time frame specified in such written notice shall itself constitute an Event of Default hereunder. Company hereby authorizes Banks to take such actions as may be necessary or appropriate to confirm the continued eligibility of Company for Advances hereunder, including without limitation (i) ordering credit reports and (ii) contacting mortgagors, licensing authorities and Investors or Insurers.
                                  ARTICLE IX
                     REIMBURSEMENT OF EXPENSES; INDEMNITY

         The Company shall:

         Section 9.1 Cost of Enforcement. Pay all out-of-pocket costs and expenses of the Banks or the Agent, including reasonable attorney's fees, in connection with the enforcement of this Agreement, the Notes, and other documents and instruments related hereto and the making and repayment of the Advances and the payment of interest thereon.

         Section 9.2 Payments of Taxes. Pay, and hold the Banks, the Agent and any holder of the Notes harmless from and against, any and all present and future stamp, documentary and other similar taxes with respect to the foregoing matters and save the Banks and the holder or holders of the Notes harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes.

         Section 9.3 Indemnification. Indemnify, pay and hold harmless the Banks or the Agent and any of its officers, directors, employees or agents and any subsequent holder of the Notes from and against any and all liabilities, obligations, losses, damages, penalties, judgments, suits, costs, expenses and disbursements of any kind whatsoever (the "Indemnified Liabilities") (excluding any such Indemnified Liabilities resulting from failure by the Banks to perform any of its obligations under this Agreement, the Notes, or any other document referred to herein as established in a suit between the Company and the Banks which may be the same suit in which indemnification is being sought hereunder by the Banks) which may be imposed upon, incurred by or asserted against the Banks or such holder in any way relating to or arising out of this Agreement, the Notes, or any other document referred to herein or any of the transactions contemplated hereby or thereby to the extent that any such Indemnified Liabilities result (directly or indirectly) from (i) the inaccuracy or incompleteness of any representation or warranty made by the Company in this Agreement or any schedule, statement, Exhibit or certificate furnished by the company pursuant to this Agreement or (ii) the failure by the Company to observe or perform any term or provision of this Agreement or of any agreement executed in connection herewith, including without limitation any claims made, or any actions, suits or proceedings commenced or threatened, by or on behalf of any creditor (excluding the Banks and the holder or holders of the Notes), security holder, shareholder, mortgagor, customer (including, without limitation, any person or entity having any dealings of any kind with the Company), trustee, director, officer, employee and/or agent of the Company acting in such capacity, the Company or any governmental regulatory body or authority (excluding the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation and any other banking regulatory body or authority having jurisdiction over the Banks).

                                   ARTICLE X
                      DELIVERIES OF COLLATERAL DOCUMENTS

         The Banks exclusively shall deliver Pledged Mortgages to the Investor under the Purchase Commitment with respect thereto for its examination and purchase, against a bailee letter substantially in the form attached hereto as Exhibit H. The Banks may deliver any document relating to the Collateral to the Company for correction or completion against a properly executed trust receipt in the form approved by the Banks with instructions to the Company to either return the corrected document to the Banks within ten (10) Business Days after such delivery or redeem the Mortgage Loan from pledge. In the case of deliveries of Pledged Mortgages by the Banks, the Company shall deliver to the Banks a letter, to accompany the delivery, confirming the security interest of the Banks and designating the Banks as payee under any Purchase Commitment.

                                  ARTICLE XI
                                   THE AGENT

         Section 11.1 Appointment and Authorization. Each Bank hereby irrevocably (subject to Section 11.9) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

         Section 11.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

         Section 11.3 Liability of Agent. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or the transactions contemplated hereby (except for its own gross negligence or willful misconduct); (b) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company, or any officer thereof, contained in this Agreement, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or for any failure of the Company to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Company.

         Section 11.4 Reliance by Agent. (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence of the Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request or consent of the Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks.

                  11.4(b) Consent by Banks. For purposes of determining compliance with the conditions specified in Section 4.1, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

         Section 11.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Banks in accordance with Article VIII; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

         Section 11.6 Credit Decision. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and credit worthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis appraisals and decisions in taking or not taking action under this Agreement and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and credit worthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition of credit worthiness of the Company which may come into the possession of any of the Agent-Related Persons.

         Section 11.7 No Responsibility for Loans, Recitals, Etc. Neither the Agent nor any Agent-Related Person shall (i) be responsible for or have any duty to ascertain, inquire into or verify any recitals, reports, statements, representations or warranties contained in this Agreement or any other documents or furnished pursuant hereto or thereto; (ii) be responsible for any Loans hereunder; (iii) be bound to ascertain or inquire as to the performance or observance of any of the terms of this Agreement or any other documents pursuant thereto; (iv) be responsible for the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered to the Agent; (v) be responsible for the validity, effectiveness, genuineness or enforceability of this Agreement or any other documents; or (vi) be responsible for the creation, attachment, perfection or priority of any security interests or liens purported to be granted to the agent or any of the Banks pursuant to this Agreement or any other documents.

         Section 11.8 Indemnification of Agent. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do
so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorney costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all obligations hereunder and the resignation or replacement of the Agent.

         Section 11.9 Agent in Individual Capacity. PNC may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company as though were not the Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, PNC may receive information regarding the Company (including information that may be subject to confidentiality obligations in favor of the Company) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, PNC shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" include PNC in its individual capacity.


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

         Section 11.10 Successor Agent. The Agent may, and at the request of the Banks and the Company, shall, resign as Agent upon 30 days' notice to the Banks. If the Agent resigns under this Agreement, the Banks shall appoint a successor agent for the Banks which successor agent shall be approved by the Company. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Company, a successor agent. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article IX and Article XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Banks appoint a successor agent as provided for above.

                                  ARTICLE XII
                                 MISCELLANEOUS

         Section 12.1 Relationship of Parties. The relationship between Banks and the Company is limited to that of creditor/secured party, on the one hand, and borrower, on the other hand. The provisions herein for compliance with financial covenants and delivery of financial statements, are intended solely for the benefit of Banks to protect its interests as lender in assuring performance of the obligations hereunder, and nothing contained in this Agreement shall be construed as permitting or obligating Banks to act as a financial or business advisor or consultant to the Company, as permitting or obligating the Banks to control the Company or to conduct the Company's operations, as creating any joint venture, agency, fiduciary, trustee, or other relationship between the parties other than as explicitly and specifically stated in this Agreement. The Company acknowledges that it has had the opportunity to obtain the advice of experienced counsel of its own choosing in connection with the negotiation and execution of this Agreement and to obtain the advice of such counsel with respect to all matters contained herein. The Company further acknowledges that it is experienced with respect to financial and credit matters and has made its own independent decision to execute and deliver this Agreement.

         Section 12.2 Recourse. The Company acknowledges and agrees that it is fully liable for repayment of all Advances and all sums due hereunder or under the Notes and for performance of all obligations contained in this Agreement.

         Section 12.3 Notices. All notices, demands, consents, requests and other communications required or permitted to be given or made hereunder (collectively, "Notices") shall, except as otherwise expressly provided hereunder, be in writing and shall be delivered in person or telegraphed or mailed, first class, return receipt requested, postage prepaid, or by overnight delivery service or by telecopy or other telecommunications device addressed to the respective parties hereto at their respective addresses hereinafter set forth or, as to any such party, at such other address as may be designated by it in a Notice to the other. All Notices shall be conclusively deemed to have been properly given or made when duly delivered, in person or by overnight delivery service or by telecopy or other telecommunications device, or if mailed on the third Business Day after being deposited in the mails or when delivered to the telegraph company, addressed as follows:

         if to the Company:                 Premier Mortgage Corporation
                                            66 Power House Road
                                            Roslyn Heights, New York 11577
                                            Attn: Robert Friedman
                                            Telecopy No. (516) 625-9898

         if to PNC or the Agent:            PNC Mortgage Bank, N.A.
                                            75 North Fairway Drive
                                            Vernon Hills, IL 6006l
                                            Attn: Warehouse Lending
                                            Telecopy No: (847) 918-53l6

         if to LaSalle:                     LaSalle National Bank
                                            135 South LaSalle Street
                                            Suite 302
                                            Chicago, Illinois 60603


         Section 12.4 Terms Binding Upon Successors; Survival. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. All representations, warranties, covenants and agreements herein contained on the part of the Company shall survive the making of any Advance and the execution of the Notes, and shall be effective so long as the Commitment is outstanding or there remains any obligation of the Company hereunder or under the Notes to be paid or performed.

         Section 12.5 Assignment. This Agreement may not be assigned by the Company. Neither PNC nor Lasalle shall transfer or assign its respective interest in this Agreement, the Notes or its interest in any Collateral hereunder without the prior written consent of the other Bank.

         Section 12.6 Amendments. This Agreement may be modified or amended by the Banks at any time upon 30 days notice to the Company. Such modification or amendment will not take effect if, within fifteen (15) days from the date of such notice, the Banks receives a written objection to such modification or amendment from the Company. If no such objection is received by the Banks such modification or amendment will automatically become effective upon the 30th day from the date of such notice by the Banks.

         Section 12.7 No Waiver; Remedies Cumulative. No failure or delay on the part of the Company or the Banks or any holder of the Notes in exercising any right, power or privilege hereunder and no course of dealing between the Company and the Banks or the holder of the Notes shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under the Notes preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Company or the Banks or the holder of the Notes would otherwise have. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Banks or the holder of the Notes to any other or further action in any circumstances without notice or demand.

         Section 12.8 Invalidity. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had not been included.

         Section 12.9 Participations. The Banks may from time to time sell or otherwise grant participations in the Commitment and the Notes, and the holder of any such participation, if the participation agreement so provides, (i) shall, with respect to its participation, be entitled to all of the rights of the Banks and (ii) may exercise any and all rights of setoff or banker's lien with respect thereto, in each case as fully as though the Company were directly indebted to the holder of such participation in the amount of such participation; provided, however, that the Company shall not be required to send or deliver to any of the participants other than the Banks any of the materials or notices required to be sent or delivered by it under the terms of this Agreement, nor shall it have to act except in compliance with the instructions of the Banks.

         Section 12.10 Integration. This Agreement, together with the Notes, and other documents executed pursuant to the terms hereof, constitute the entire agreement between the parties hereto, with respect to the subject matter hereof.

         Section 12.11 Additional Instruments, etc. The Company shall execute and deliver such further instruments and shall do and perform all matters and things necessary or expedient to be done or observed for the purpose of effectively creating, maintaining and preserving the security and benefits intended to be afforded by this Agreement.

         Section 12.12 GOVERNING LAW AND CONSENT TO JURISDICTION. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND UNDER THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICTS OF LAW. IN THE EVENT OF ANY LITIGATION ARISING OUT OF THIS AGREEMENT, THE COMPANY AGREES THAT THE SUBSTANTIVE LAW OF THE STATE OF ILLINOIS SHALL APPLY, INCLUDING, WITHOUT LIMITATION, ALL PROVISIONS RELATING TO THE RIGHTS AND REMEDIES OF THE OWNER OR HOLDER OF THE NOTES AGAINST ANY SECURITY THEREFOR AND/OR THE COMPANY. THE COMPANY HEREBY CONSENTS TO JURISDICTION WITHIN THE STATE OF ILLINOIS FOR PURPOSES OF SUCH LITIGATION. NOTHING HEREIN CONTAINED, HOWEVER, SHALL PREVENT ANY OWNER OR HOLDER OF THE NOTES FROM BRINGING ANY ACTION OR EXERCISING ANY RIGHTS AGAINST ANY SECURITY OR AGAINST THE COMPANY OR AGAINST ANY PROPERTY OF THE COMPANY WITHIN ANY OTHER JURISDICTION OR STATE. INITIATING SUCH PROCEEDING OR TAKING SUCH ACTION IN ANY OTHER JURISDICTION OR STATE SHALL NOT, HOWEVER, CONSTITUTE A WAIVER OF THE AGREEMENT CONTAINED HEREIN THAT THE LAWS OF THE STATE OF ILLINOIS SHALL GOVERN THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER.

         Section 12.13 Company Information. The Company hereby authorizes the Banks to provide any Affiliate of the Banks with information regarding the Company, including copies of documents, financial statements, corporate records and reports, obtained by the Banks from the Company or any other entity during the course of the negotiation or administration of this Agreement.

         Section 12.14 WAIVER OF JURY TRIAL. THE COMPANY HEREBY (I) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY OR ANY ISSUE TRIABLE OF RIGHT BY A JURY, AND (II) WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST. THIS WAIVER IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A JURY TRIAL WOULD OTHERWISE ACCRUE. THE BANKS ARE HEREBY AUTHORIZED AND REQUESTED TO SUBMIT THIS AGREEMENT TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE PARTIES HERETO, SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF THE COMPANY'S HEREIN CONTAINED WAIVER OF THE RIGHT TO JURY TRIAL. FURTHER, THE COMPANY HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE BANKS IS (INCLUDING THE BANK'S COUNSEL) HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO ANY OF THE UNDERSIGNED THAT THE BANK WILL NOT SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.

         Section 12.15 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be deemed to constitute one and the same Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.



                                 PNC MORTGAGE BANK, N.A., Individually and
                                   as Agent

                                 By:
                                     ------------------------------------

                                Its:
                                     ------------------------------------



                                 LASALLE NATIONAL BANK


                                 By:
                                     ------------------------------------

                                Its:
                                     ------------------------------------



                                 PREMIER MORTGAGE CORPORATION


                                 By:
                                     ------------------------------------

                                Its:
                                     ------------------------------------



                                 RF PROPERTIES CORP.

                                 By:
                                     ------------------------------------

                                Its:
                                     ------------------------------------

WITNESS my hand and official seal this _____ day of __________________, 19___.





------------------------------------
          Notary Public


My Commission Expires:
                      --------------